PROMISSORY NOTE SECURED BY MORTGAGE AND COLLATERAL SECURITY AGREEMENT

(12 Month Term / Interest-Only Payments / Balloon Payment / Prepayment Premium)

$15,127,000.00

Date: June 21, 2017
Ladera Ranch, California

THIS IS A BALLOON MORTGAGE NOTE AND THE FINAL PAYMENT OR THE BALANCE DUE UPON MATURITY IS $15,127,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THE MORTGAGE OR ANY OTHER UNPAID AMOUNTS

Property Address: ***10301 Bren Road West, Minnetonka, Minnesota 55343 (the "Property")***

FOR VALUE RECEIVED, the undersigned, Talon Bren Road, LLC, a Delaware limited liability company ("Borrower"), hereby promises to pay to MCREIF SubREIT LLC, a Delaware limited liability company, or order ("Lender"), the principal sum of Fifteen Million One Hundred Twenty-Seven Thousand Dollars ($15,127,000.00), together with interest on the unpaid principal balance of this Note, as follows:

1. **Interest**. Interest on the unpaid principal balance will accrue from the date the proceeds have been distributed to or on behalf of the Borrower (the "Date of Advance") at an annual rate equal to Nine and 50/100 Percent (9.50%). Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days before the first full month is calculated on the basis of the actual days and a 360-day year. All interest payable under this Note is computed using this method.

2. **Payment of Principal and Interest.**

2.1 **Payments.** Interest-only payments shall be due and payable in consecutive monthly installments of One Hundred Nineteen Thousand Seven Hundred Fifty-Five and 41/100 Dollars ($119,755.41) on the 1st day of each month beginning on August 1, 2017. Such payments shall continue until the entire indebtedness evidenced by this Note and all accrued and unpaid interest and fees are fully paid, with any unpaid principal and interest due and payable on July 1, 2018 (the "Maturity Date"). Payments due under the Note shall be made in U.S. currency.

2.2 **Balloon Payment.** The payment schedule contained in this loan requires that Borrower make a balloon payment on the Maturity Date in the amount of Fifteen Million Two Hundred Forty-Six Thousand Seven Hundred Fifty-Five Dollars ($15,246,755.00) which is comprised of: (i) the unpaid principal balance in the amount of $15,127,000.00 and (ii) the unpaid interest only payment in the amount of $119,755.41 for the period from June 1, 2018 through June 30, 2018. This balloon payment is more than double the amount of the regular payments.

2.3 **Delivery of Payments.** Payments shall be made to Lender at Lender's address, which is provided in paragraph 11 of this Note, or to another address if so designated by Lender.

2.4 **Order of Application of Payments.** Each payment under this Note shall be credited in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest under any provision of this Note or the Mortgage, in such order as Lender, in its

sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.5 **Deferred Origination Fee.** Borrower shall pay to Lender a Deferred Origination Fee in the amount of Seventy-Five Thousand Six Hundred Thirty-Five Dollars ($75,635.00), upon the earliest of the following occurrences: (i) the Maturity Date of the Loan; (ii) Borrower's prepayment of the Note prior to the Maturity Date or (iii) an Event of Default pursuant to the Note or Mortgage occurs.

3. **Late Charge.** Borrower acknowledges that default in the payment of any sum due under this Note will result in losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower acknowledges and agrees that, if any payment due under this Note is not received by Lender within ten days (10) days when due, a charge of 10 cents ($0.10) for each dollar ($1.00) that is not paid when due would be a reasonable estimate of expenses so incurred (the "Late Charge"). Without prejudicing or affecting any other rights or remedies of Lender, Borrower shall pay the Late Charge to Lender as liquidated damages to cover expenses incurred in handling such delinquent payment.

4. **Default.** On (a) Borrower's failure to pay any installment or other sum due under this Note when due and payable (whether by extension, acceleration, or otherwise), (b) an Event of Default (as defined in the Mortgage), or (c) any breach of any other promise or obligation in this Note or in any other instrument now or hereafter securing the indebtedness evidenced by this Note, in each case that is not cured within any applicable cure or grace period, then, and in any such event, Lender may, at its option, declare this Note (including, without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date. To the extent permitted by applicable law, Borrower expressly waives notice of the exercise of this option.

5. **Prepayment.**

5.1 **Prepayment Premium.** Borrower may prepay this Note in whole or in part at any time; provided, however, if Borrower prepays this Note in whole or in part before January 1, 2018, Borrower will pay a Prepayment Premium equal to the balance of the advance interest which would be due and payable to Lender through January 1, 2018 ("Prepayment Premium Period"). After the Prepayment Premium Period has elapsed, Borrower may prepay this Note in whole or in part at any time without paying a premium. All prepayments of principal on this Note shall be applied to the most remote principal installment or installments then unpaid.

5.2 **Ability to Pay Prepayment.** Borrower shall have no right to prepay and Lender shall have no duty to accept full or partial prepayment of this Note without Borrower giving Lender thirty (30) days prior written notice of his, her or its intention to prepay this Note. Said notice shall include the amount Borrower intends to repay. Borrower shall pay Lender the principal due under this Note together with (a) any prepayment premium contemplated in paragraph 5.1 of this Note and (b) any accrued but yet unpaid interest and fees.

5.3 **Prepayment Waivers.** BORROWER ACKNOWLEDGES AND AGREES THAT BORROWER HAS NO RIGHT TO PREPAY THIS PROMISSORY NOTE EXCEPT AS PROVIDED IN THIS PARAGRAPH 5. BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT IF THE MATURITY DATE IS ACCELERATED BY LENDER PURSUANT TO PARAGRAPH 4 OR 8, AND BORROWER OR ANY THIRD PERSON (INCLUDING, WITHOUT LIMITATION, A JUNIOR LIEN LENDER OF THE PROPERTY) THEREAFTER SEEKS TO PAY OFF SUCH ACCELERATED INDEBTEDNESS OR PURCHASE THE PROPERTY AT A FORECLOSURE SALE (WHETHER JUDICIAL OR NON-JUDICIAL), SUCH

PAYOFF OR PURCHASE SHALL CONSTITUTE A PREPAYMENT HEREUNDER AND THE PREPAYMENT PREMIUM SET FORTH ABOVE SHALL BE DUE IN THE EVENT PREPAYMENT OCCURS. BY INITIALING BELOW, BORROWER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT BORROWER SHALL PAY THE PREPAYMENT PREMIUM, EVEN IN THE CASE WHERE LENDER HAS ACCELERATED THE MATURITY DATE PURSUANT TO PARAGRAPH 4 OR PARAGRAPH 8; THAT THE CALCULATION OF THE PREPAYMENT PREMIUM IS FAIR AND REASONABLE TO COMPENSATE LENDER FOR THE LOSS WHICH LENDER MAY INCUR AS A RESULT OF PREPAYMENT OF THIS PROMISSORY NOTE; THAT BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE OR CLAIM TO HAVE UNDER CALIFORNIA OR MINNESOTA LAW; AND THAT LENDER HAS MADE THE LOAN EVIDENCED BY THIS PROMISSORY NOTE IN RELIANCE ON THE AGREEMENTS AND WAIVERS OF BORROWER IN THIS PARAGRAPH 5 AND LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVERS.

BORROWER INITIALS: ______

6. **Interest on Default**. If Borrower is in default under this Note, as that event is contemplated under paragraph 4 of this Note, or defaults under any other clause of any document associated with this Note, and such default is not cured within any applicable cure or grace period, then the entire unpaid principal balance shall automatically bear an annual interest rate (instead of the rate specified in paragraph 1) equal to the lesser of (a) Sixteen Percent (16%) or (b) the maximum interest rate allowed by law (the "Default Rate"). If the Maturity Date is accelerated pursuant to Paragraph 4, the unpaid principal shall accrue interest at the Default Rate only until the default is cured and the Mortgage is reinstated. Borrower acknowledges and agrees that it would be extremely difficult or impractical to fix the actual damages resulting from Borrower's failure to pay the principal, accrued interest and other sums due on the Maturity Date, and therefore Borrower shall pay interest at the Default Rate not as a penalty, but for purposes of defraying the expenses incident to handling the past due principal, accrued interest and other sums due under this Promissory Note. Interest at the Default Rate represents the reasonable estimate of the loss that may be sustained by Lender due to the failure of Borrower to pay the principal, accrued interest and other sums due on the Maturity Date. Interest at the Default Rate shall be payable by Borrower without prejudice to the rights of Lender to collect any other amounts to be paid under this Promissory Note (including, without limitation, late charges pursuant to Paragraph 3, above) or the Mortgage.

7. **Interest on Interest**. If any interest payment under this Note is not paid within ten (10) days of the date when due, the unpaid interest shall be added to the principal of this Note, shall become and be treated as principal, and shall thereafter bear like interest.

8. **Due-on-Sale**. If Borrower sells, conveys, encumbers, assigns or otherwise transfers (a) all or any part of the Property, (b) any interest in the Property, or (c) all or substantially all of the beneficial interest of Borrower (which shall include, without limitation, a sale or other transfer of twenty-five percent (25%) or more of the shares of Borrower if Borrower is a corporation; a sale or other transfer of twenty-five percent (25%) or more of the membership interests of Borrower if Borrower is a limited liability company; and a sale or other transfer of twenty-five percent (25%) or more of the general partners' interests in Borrower if Borrower is a partnership), whether any such sale, conveyance, assignment or other transfer occurs directly or indirectly, voluntarily or involuntarily or by operation of law, without the prior written consent of Lender (which may be withheld in Lender's sole and absolute discretion), then Lender may elect, in its sole and absolute discretion, to accelerate the Maturity Date and declare the entire unpaid principal, accrued interest and other sums due

hereunder to be immediately due and payable.

9. **Attorney Fees.** Borrower agrees to pay the following costs, expenses, and attorney fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and attorney fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; (b) reasonable costs, expenses, and attorney fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note for the collection or enforcement thereof;; (c) reasonable costs, expenses, and attorney fees incurred to protect the lien of the Mortgage; and (d) costs of suit and such sum as the court may adjudge as attorney fees in any action to enforce payment of this Note or any part of it.

10. **Waiver.** Borrower, endorsers, and all other persons liable or to become liable on this Note waive diligence, presentment, protest and demand, and also notice of protest, demand, nonpayment, dishonor and maturity and consents to any extension of the time or terms of payment hereof, any and all renewals or extensions of the terms hereof, any release of all or any part of the security given for this Promissory Note, any acceptance of additional security of any kind and any release of any party liable under this Promissory Note. Any such renewals or extensions may be made without notice to Borrower.

11. **Notice.** Any notice required to be provided in this Note shall be given in writing and shall be sent (a) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (b) by first-class certified United States mail, postage prepaid, return receipt requested; or (c) by a nationally recognized overnight courier service, marked for next day business delivery. All notices shall be addressed to the party to whom such notice is to be given at the following addresses:

Lender: MCREIF SubREIT LLC
999 Corporate Drive, Suite 110
Ladera Ranch, California 92694

Borrower: Talon Bren Road, LLC
5500 Wayzata Boulevard, Suite 1070
Minneapolis, Minnesota 55416

or to such other address as a party may designate by written notice to the other. All notices shall be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; (c) if sent by certified mail, the third business day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next business day on which such service makes next-business-day deliveries after the day of sending.

12. **Secured Note.** This Note is secured by, among other things, (i) that certain Mortgage, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the "Mortgage") of even date herewith made by Borrower for the benefit of Lender, and (ii) that certain Collateral Security Agreement of even date made by Borrower as debtor for the benefit of Lender.

13. **Forbearance Not a Waiver.** If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any Lender rights or of any breach, default, or failure of condition under this Note. No waiver by Lender of any of its rights or of any such breach, default, or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender.

14. Assignment. This Note inures to and binds the heirs, legal representatives, successors, and assigns of Borrower and Lender; provided, however, that Borrower may not assign this Note or any proceeds of it, or assign or delegate any of its rights or obligations, without Lender's prior written consent in each instance. Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or the consent of Borrower.

15. Governing Law. The collateral Property which secures this Note is located in the State of Minnesota. Notwithstanding the location of the collateral, this Note and all attendant loan documents were negotiated and executed in the State of California; and, it is the express intent of the Parties hereto that this Note shall be construed and enforceable according to the laws of the State of California for all purposes.

16. Reserved.

17. Usury. All agreements between Borrower and Lender are expressly limited, so that in no event or contingency, whether because of the advancement of the proceeds of this Note, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or retention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision of this Note or the Mortgage securing this Note or any other agreement pertaining to this Note, after timely performance of such provision is due, shall involve exceeding the limit of validity prescribed by law that a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Lender shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to reduce the unpaid principal balance under this Note and not to pay interest, or, if such excessive interest exceeds the unpaid principal balance under this Note, such excess shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.

18. Time Is of the Essence. Time is of the essence with respect to all obligations of Borrower under this Note.

19. Cross-Default. Any default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender, including but not limited to the Affiliate Loan; shall, at Lender's option, constitute a default under this Note. The following definitions shall apply to this Section:

> "**Affiliate**" means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with, such Person.
>
> "**Control**" and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.
>
> "**Person**" means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited

liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

BORROWER'S INITIALS: ______ ______

20. **Dispute Resolution: Waiver of Right to Jury Trial**

20.1 ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

20.2 WAIVER OF RIGHT TO JURY TRIAL. TO THE EXTENT PERMITTED BY SAID APPLICABLE LAW, BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS NOTE, LENDER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER BY ENTERING INTO THIS NOTE OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NOTE.

BORROWER'S INITIALS: ______ ______

21. **Representation on Use of Proceeds.** The proceeds of this Note will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

22. **Assignment.** Lender may, at its sole option, assign this Promissory Note and/or designate any other person or entity as the holder hereof.

23. **No Modifications or Amendments; No Waiver.** Except as specified herein, this Promissory Note may not be amended, modified or changed, nor shall any waiver of the provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision on a subsequent event.

24. **Severability.** Any provision of this Promissory Note which shall be held by a court of competent jurisdiction to be invalid, void or illegal shall in no way affect, impair or invalidate any

other provision or term hereof, and such other provisions or terms shall remain in full force and effect.

25. **Successors and Assigns.** Whenever used herein, the terms "Lender" and "Borrower" shall be deemed to include their respective heirs, personal representatives, successors and assigns.

26. **Cooperation.** Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer, or assign the Mortgage, this Note, and other Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement; (b) participate the Loan secured by the Mortgage to one or more investors in a rated or unrated public offering or private placement; (c) deposit the Mortgage, this Note, and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement. (The transactions referred to in clauses (a)-(d) are hereinafter referred to as "Secondary Market Transactions.") Borrower shall, at Lender's expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including, without limitation, a Rating Agency and/or an institutional purchaser, participant, or investor) including, without limitation, all structural or other changes to the Loan, modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel acceptable to the Rating Agency or such other purchasers, participants or investors, and addressing such matters as the Rating Agency or such other purchasers, participants, or investors may require; provided, however, that the Borrower shall not be required to modify any documents evidencing or securing the Loan that would modify (i) the interest rate payable under this Note, (ii) the stated maturity of this Note, (iii) the amortization of principal of this Note, or (iv) any other material terms or covenants of the Loan. Borrower shall provide such information and documents relating to Borrower, the Property, the Leases, and any lessees as Lender or the Rating Agency or such other purchasers, participants, or investors may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to the Rating Agency or prospective purchasers, participants, or investors any information in its possession including, without limitation, financial statements relating to Borrower, the Property, and any lessee. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in a private placement memorandum, prospectus, or other disclosure documents.

27. **Pledge and Grant of Security Interest.** To secure the due and punctual payment and performance of all Obligations due under this Note, Borrower hereby pledges, assigns, transfers, and delivers to Lender and hereby grants Lender a security interest in and to all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Interest Reserves, Lender Holdback, Earn-Out Holdback, Default Reserves, Impounds, Construction Reserves, Construction Completion Holdbacks, Repair Holdbacks, Tax Holdbacks and Insurance Holdbacks (collectively, "Lender Holdbacks"). The Lender Holdbacks shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Holdbacks except as provided in this Note. Upon the maturity of the Note, any remaining funds in the Lender Holdbacks shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Holdbacks and apply the Lender Holdbacks against the amounts owing under this Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the

Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity.

28. **Operations and Maintenance ("O&M") Program**. Prior to the closing of this Loan, Borrower shall implement Operations and Maintenance Program ("O&M"), to safely manage the suspect asbestos-containing materials ("ACM") located on the Property. Prior to the proposed renovation, any identified suspect ACMs shall be sampled to confirm the presence or absence of asbestos to prevent potential exposure to workers and/or building occupants.

29. **Renovation**. Notwithstanding anything to the contrary herein, prior to any renovation or demolition, Borrower must obtain Lender's written consent which consent shall be subject to Lender's sole and absolute discretion. Borrower hereby agrees to obtain a consultant to complete a comprehensive asbestos survey, which Lender shall rely on in making its decision to grant consent. Lender may require protective actions as set forth in the above mentioned report or in the interest of safety.

30. **Subordination Agreements and Tenant Estoppels**. No later than July 31, 2017, Borrower shall provide to Lender the Subordination Agreement and Tenant Estoppel executed by Upper Midwest Allied Gifts Association, Inc., a Minnesota nonprofit corporation ("Tenant") addressed to Lender, as it pertains to the leasing of the Property ("Tenant Documents"). Such Tenant Documents shall be in a form acceptable to Lender, in its sole and absolute discretion, and executed by the Tenant and Borrower. Borrower's failure to comply with this Section 30 shall be a default under Section 4 of this Note.

31. **Subordination of Operating Expense**. Borrower shall obtain the subordination of Operating Expense as defined as "Administrative – Property" in the amount of $82,116.00 in that certain property agreement. Borrower's failure to comply with this Section 31 shall be a default under Section 4 of this Note.

32. **Closed in Place Underground Storage Tank.**

32.1 **Use of UST**. Prior to the use of any underground storage tank ("UST"), Borrower shall notify Lender of the proposed use and provide a testing report to Lender that the UST is in accordance with any regulatory requirements with regards to tightness. Lender shall approve such use of the UST in its sole and absolute discretion.

32.2 **Development**. Borrower shall notify Lender of the proposed development or redevelopment of any UST, and shall provide a report to Lender stating the effects, if any, per applicable regulatory requirements. Such approval shall be subject to Lender's sole and absolute discretion.

BORROWER:

TALON BREN ROAD, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By: Talon OP, L.P.,
a Minnesota limited partnership, its manager

By: Talon Real Estate Holding Corp.,
A Utah corporation, its general partner

By: ______________________
Name: Matthew G. Kaminski
Title: Chief Executive Officer